Exhibit 99 (c)(2)

 Preliminary Draft Materials – Highly Confidential              Project Metal  D I S C U S S I O N M AT E R I A L S  2 1 N O V E M B E R 2 0 1 9  C O N F I D E N T I A L

   Preliminary Draft Materials – Highly Confidential              DisclaimerThe information herein has been prepared by Lazard based upon information supplied by Titanium or Silver, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Titanium and Silver and/or certain statements, estimates and forecasts provided by Titanium and/or Silver with respect to the anticipated future performance of Titanium and Silver. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Titanium, Silver or any other entity, or concerning solvency or fair value of Titanium, Silver or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Titanium and Silver, as the case may be. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of Titanium, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in an engagement or other written agreement, if any, that is entered into by Lazard and the Special Committee.  P R O J E C T M E T A L  C O N F I D E N T I A L

   Preliminary Draft Materials – Highly Confidential              Table of Contents  P R O J E C T M E T A L  C O N F I D E N T I A L  I INTRODUCTION & RELATIVE TRADING ANALYSIS  1  II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS  10  APPENDIX

   Preliminary Draft Materials – Highly Confidential              C O N F I D E N T I A L  I Introduction & Relative Trading Analysis  P R O J E C T M E T A L

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | INTRODUCTION & RELATIVE TRADING ANALYSIS

Overview of Key Assumptions

TRANSACTION OVERVIEW	• Acquisition by Silver of (i) the outstanding common stock of Titanium and (ii) ~33% of Titanium family OP units • Assumes that Titanium will retain 20% interest in TBD OP structure ("NewCo")
CONSIDERATION MIX	• Assumes $53 value per share of aggregate consideration • Combination of 75% cash and 25% Silver common stock • Titanium family to retain ~20% after ~33% of OP units sold • Assumes existing Titanium debt and Series J / K preferred equity are able to be refinanced on similar economic terms
NEWCO	• Titanium organization expected to have management responsibility for existing portfolio • Contemplated that NewCo would maintain existing dividend level • NewCo anticipated to remain an unconsolidated entity of Silver

LAZARD

1

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | INTRODUCTION & RELATIVE TRADING ANALYSIS

Titanium Common Share Price Performance

Titanium is trading at a 3-year low, and is down ~28% YTD and ~19% since the Forever 21 bankruptcy announcement

TITANIUM COMMON SHARE PRICE SINCE 2016


Titanium Share Price
Volume (MM)
$80
$70
$60
$50
$40
$30
$20
$10
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
$32.91
9.8%
Nov-16
Feb-17
May-17
Aug-17
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Feb-19
May-19
Aug-19
Nov-19
Short Interest % Over Time
Operations / Capital Allocation
Industry News
Transactions News
Shareholder Activism

A	2/9/2017: Reports solid 16YE Earnings but gives 17YE Guidance less than consensus
B	3/2/2017: L&B nominates 2 directors to the board
C	6/8/2017: L&B calls for special meeting to de-stagger board, and replace directors
D	8/7/2017: L&B issues open letter calling for new management
E	11/13/2017: Bloomberg reports that Elliot Management is building a stake(a)
F	11/13/2017: Brookfield Property proposes an acquisition of GGP for $23.00/share
G	12/12/2017: Unibail-Rodamco agrees to acquire Westfield Corp.
H	3/19/2018: Claire's files for bankruptcy
I	3/27/2018: GGP agrees to be acquired after Brookfield raises its offer
J	5/16/2018: Elliot Management reported to have sold its stake(a)
K	5/18/2018: ISS voices support for L&B Plan
L	5/31/2018: Jonathan Litt elected to Board
M	7/30/2018: Titanium forms JV to construct a shopping mall in South Korea
N	10/15/2018: Sears files for bankruptcy
O	10/30/2018: Q3 Earnings beat, but guides down Q4 numbers below consensus
P	11/2/2018:Announced $500MM redesign of Beverly Center
Q	2/14/2019: Announced agreement to sell 50% of interest in 3 Asia-backed shopping centers
R	4/30/2019: Lowered FFO outlook and disclosed acquisition of interest in The Gardens Mall
S	6/11/2019: L&B issues open letter calling for the sale of productive assets
T	9/19/2019: Announced completion of sale of 50% interest in Starfield Hanam to Blackstone
U	9/30/2019: Forever 21 files for bankruptcy

LAZARD

2

Source: Company filings, FactSet and Bloomberg as of 11/20/2019.
(a) Elliott Management entered position at a weighted average price of $49.03 and exited position at a weighted average price of $55.07 per Bloomberg.

 Preliminary Draft Materials – Highly Confidential                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      -  2.0  4.0  6.0  8.0  10.0  $80  $100  $120  $140  $160  $180  $200  Nov-16  Feb-17  Feb-18  May-19  Aug-19  Nov-19  I I N T R O D U C T I O N & R E L A T I V E T R A D I N G A N A L Y S I S  P R O J E C T M E T A L  Silver Common Share Price PerformanceSilver has traded between a band of ~$140-190 over the last 3 years and is down ~12% YTD and ~5.8% since the Forever 21 Bankruptcy  Source: Company filings, FactSet as of 11/20/2019.  SILVER COMMON SHARE PRICE SINCE 2016  Silver Share Price  Volume (MM)  $148.23                                          A 2/14/2017: Announces 2 year extension of stock buy-back program  H 3/27/2018: GGP agrees to be acquired after Brookfield raises its offer  O 12/14/2018: Reports of a possible Silver / Macerich deal  B 4/27/2017: Misses consensus earnings but producedsolid operating results  I 4/9/2018: Announces plan to redevelop formerSears sites  P 1/23/2019:COO Richard Sokolov to assume positionof Vice Chairman  C 11/13/2017: Brookfield Property proposes an acquisition of GGP for $23.00/share  J 4/27/2018: Beats consensus earnings and raises guidance  Q 2/12/2019: Announces new $2Bn stock repurchase program  D 11/14/2017: Announces mixed use development atPhipps Plaza  K 5/17/2018: Announces mixed use partnership withMarriott  R 5/8/2019: Urges shareholders to reject mini tendermade by Peer & Peri  E 12/12/2017: Unibail-Rodamco agrees to acquire Westfield Corp.  L 6/21/2018: Announces Brian McDade as new CFO  S 9/17/2019: Reports a possible Silver buy a stake in Forever 21  F 3/19/2018: Claire’s files for bankruptcy  M 9/11/2018: Announces JV with Macerich to developoutlets in LA  T 9/30/2019: Forever 21 files for bankruptcy  G 3/20/2018: Announces retirement of CFO Andrew Juster  N 10/15/2018: Sears files for bankruptcy      Nov-18 Feb-19Management Change  May-18 Aug-18Transactions News    Industry News    May-17 Aug-17 Nov-17Operations / Capital Allocation    3.5%    Short Interest % Over Time    A    B      C      D      E      F      G      H      I      J      K    L    M    N    O      P      Q    R    S      T                    3

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | INTRODUCTION & RELATIVE TRADING ANALYSIS

Analysis at Various Prices: Titanium & Silver

($MM, unless noted)		Titanium				Silver	
		Current Share Price	Initial Expression of Interest	Consensus NAV		Current Share Price	Consensus NAV
Price per Share		$32.91	$53.00	$71.15		$148.23	$182.16
Diluted Shares/Units Outstanding		88.9	88.9	88.9		353.6	353.6
Implied Market Capitalization		**$2,926**	**$4,712**	**$6,326**		**$52,419**	**$64,418**
+ Net Debt		$4,666	$4,666	$4,666		$29,698	$29,698
+ Preferred Equity		363	363	363		65	65
Total Enterprise Value (a)		**$7,955**	**$9,741**	**$11,355**		**$82,182**	**$94,181**
Net Debt / TEV		*59%*	*48%*	*41%*		*36%*	*32%*
Net Debt / LTM EBITDA (b)		*9.0x*	*9.0x*	*9.0x*		*5.4x*	*5.4x*
Net Debt & Pref. / LTM EBITDA (b)		*9.7x*	*9.7x*	*9.7x*		*5.4x*	*5.4x*
Construction in Progress (GSA)		($481)	($481)	($481)		($742)	($742)
Net Other (Assets) / Liabilities (GSA)		373	373	373		1,734	1,734
Value of Operating Real Estate (a)		**$7,847**	**$9,634**	**$11,247**		**$83,174**	**$95,173**
Implied P / (D) to:	*Metric*				*Metric*		
Current Share Price	*$32.91*	-	61.0%	116.2%	*$148.23*	-	22.9%
30-Day VWAP	*32.61*	0.9%	62.5%	118.2%	*145.97*	1.6%	24.8%
90-Day VWAP	*37.84*	(13.0%)	40.1%	88.0%	*151.31*	(2.0%)	20.4%
52-Week High	*54.30*	(39.4%)	(2.4%)	31.0%	*190.59*	(22.2%)	(4.4%)
52-Week Low	*32.91*	-	61.0%	116.2%	*145.47*	1.9%	25.2%
Consensus Analyst NAV (d)	*71.15*	(53.7%)	(25.5%)	-	*182.16*	(18.6%)	-
Implied Price to (d):							
2019E FFO	*$3.61*	9.1x	14.7x	19.7x	*$12.05*	12.3x	15.1x
2020E FFO	*3.76*	8.7x	14.1x	18.9x	*12.70*	11.7x	14.3x
2021E FFO	*3.93*	8.4x	13.5x	18.1x	*13.22*	11.2x	13.8x
2019E AFFO	*2.33*	14.1x	22.7x	30.5x	*10.96*	13.5x	16.6x
2020E AFFO	*2.51*	13.1x	21.1x	28.3x	*11.39*	13.0x	16.0x
2021E AFFO	*2.82*	11.7x	18.8x	25.3x	*11.93*	12.4x	15.3x
Implied Cap Rate (e):							
NTM Cash NOI (GSA)	*$569*	7.3%	5.9%	5.1%	*$5,296*	6.4%	5.6%

Source: *Company filings, Green Street Advisors, FactSet as of 11/20/2019.*

(a) Debt, cash and other balance sheet items presented at share. Titanium debt reflects year-end 2019 projections adjusted for the Blackstone Asia JV transaction per Management.

(b) LTM EBITDA of Titanium adjusted for non-recurring items (insurance proceeds, gain on sale, re-measurement, profit participation, etc.). LTM EBITDA for Silver reflects LTM NOI at share adjusted for LTM G&A and Home & Regional Office expense.

(c) Other investments for Silver reflects investment in Klepierre.

(d) Based on consensus mean estimates per FactSet.

(e) NTM pro rata cash NOI per Green Street Advisors.

LAZARD

4

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | INTRODUCTION & RELATIVE TRADING ANALYSIS

Summary of Consensus Estimates

($ and shares in MMs, expect per share data)	Titanium			Silver		
	2019E	2020E	2021E	2019E	2020E	2021E
FFO per Share Consensus	$3.61	$3.76	$3.93	$12.05	$12.70	$13.22
% Growth (a)		4.3%	4.5%		5.4%	4.1%
Fully Diluted Shares Outstanding (b)	89	89	89	354	354	354
Standalone FFO	$320	$334	$349	$4,265	$4,496	$4,681
Titanium At Proposed 80% Share	$256	$267	$279			
# of Analyst Estimates	15	15	6	14	20	11
AFFO per Share Consensus	$2.33	$2.51	$2.82	$10.96	$11.39	$11.93
% Growth (a)		7.6%	12.1%		3.9%	4.8%
Fully Diluted Shares Outstanding (b)	89	89	89	354	354	354
Standalone AFFO	$207	$223	$250	$3,881	$4,031	$4,224
Titanium At Proposed 80% Share	$166	$178	$200			
# of Analyst Estimates	8	8	2	12	12	7

	Titanium NTM	Silver NTM
Consensus NAV per Share	$71.15	$182.16
Fully Diluted Shares Outstanding (b)	89	354
Standalone Consensus NAV	$6,309	$64,492
Titanium At Proposed 80% Share	$5,047	
# of Analyst Estimates	8	11

Source: Company filings, FactSet as of 11/20/2019.
Note: Titanium and Silver Consensus FFO and AFFO figures per FactSet.
(a) Titanium 2021E FFO and AFFO per share growth rates on a comparable basis (i.e., equivalent analyst estimates) are 5.9% and 7.5%, respectively. Silver 2021E FFO and AFFO per share comparable growth rates are 3.9% and 4.4%, respectively.
(b) Weighted average fully diluted shares outstanding as of 3Q 2019 per company calculations.

LAZARD 5

 Preliminary Draft Materials – Highly Confidential                LESS FAVORABLE  MORE FAVORABLE                                                                          0.200x  0.225x  0.250x  0.275x  0.300x  0.325x  0.350x  0.375x  0.400x  0.425x  0.450x  0.475x  11/20/16  02/20/17  05/20/17  08/20/17  11/20/17  02/20/18  05/20/18  08/20/18  11/20/18  02/20/19  05/20/19  08/20/19  11/20/19  0.222x  0.236x  0.251x                  0.256x                  0.272x  1Y MED90D MED60D MED30D MEDCurrent  0.294x  2Y MED                  Source: Company filings, FactSet as of 11/20/2019.  0.391x  NAV-to-NAV  P R O J E C T M E T A L I I N T R O D U C T I O N & R E L A T I V E T R A D I N G A N A L Y S I SHistorical Titanium / Silver Exchange Ratio: Last Three YearsInitial expression of interest at $53 per share implies an exchange ratio of 0.345x relative to Silver’s 20-day VWAPConsensus NAV-to-NAV exchange ratio of 0.391x implies a price of ~$60 per share using Silver’s 20-day VWAP  0.345x $53 per share0.340x 3Y MED                          2/20/2018: 0.393x~$60 implied pricevs. Silver 20D VWAP  12/30/2016: 0.416x~$64 implied pricevs. Silver 20D VWAP  6

 Preliminary Draft Materials – Highly Confidential              TITANIUM  SILVER                                                  -  $25  $50  $75  $100  (60.0%)  (50.0%)  (40.0%)  (30.0%)  (20.0%)  (10.0%)  - $125  11/20/16  05/20/17  11/20/17  05/20/19  11/20/19    05/20/18Titanium P / (D) % to NAV  11/20/18 Titanium Cons. NAV $                                                    -  $50  $100  $150  (35.0%)  (30.0%)  (25.0%)  (20.0%)  (15.0%)  (10.0%)  (5.0%)  - $250  11/20/16  05/20/17  11/20/17  05/20/19  11/20/19    05/20/18Silver P / (D) % to NAV  11/20/18 Silver Cons. NAV $            $71.15                          (54%)    $200$182.16                          (19%)  P R O J E C T M E T A L I I N T R O D U C T I O N & R E L A T I V E T R A D I N G A N A L Y S I SPremium / (Discount) to Consensus NAVTitanium’s discount to NAV has widened over the last 3-years while Silver’s has remained relatively steady  Source: Company filings, FactSet as of 11/20/2019.  7

 Preliminary Draft Materials – Highly Confidential              Historical Titanium / Silver Exchange Ratio: All-Time  I I N T R O D U C T I O N & R E L A T I V E T R A D I N G A N A L Y S I S  P R O J E C T M E T A L                A 11/13/2002: Silver makes public its unsolicited offer to purchase Titanium for $17.50 per share  D 6/8/2017: L&B calls special meeting to de-stagger board, shorten terms, and remove and replace the directors  G 6/11/2019: L&B publishes open letter launching renewed campaign to drive change at the 2020 AGM  B 10/08/2003: Silver withdraws offer following passage of law to amend Michigan Control Share Statute  E 5/31/2018: Jonathan Litt elected to board    C 10/19/2016: Land & Buildings (“L&B”) sends first open letter to Titanium’s independent directors  F 5/30/2019: Jonathan Litt leaves the board after failing to be re-nominated    Source: Company filings, FactSet as of 11/20/2019.    LESS FAVORABLE  MORE FAVORABLE                                                              0.200x  0.250x  0.300x  0.350x  0.400x  0.450x  0.600x0.550x0.500x  0.650x  0.700x  11/20/93  11/20/95  11/20/97  11/20/99  11/20/01  11/20/03  11/20/05  11/20/07  11/20/09  11/20/11  11/20/13  11/20/15  11/20/17  11/20/19        A B        C        D        E        F        G      Undisturbed: 0.467x  0.479x  Interim Average: 0.525x  0.222x  Current  0.474x All-Time Avg.                  0.345x $53 per sharevs. Silver 20D VWAP                  8

 Preliminary Draft Materials – Highly Confidential              I I N T R O D U C T I O N & R E L A T I V E T R A D I N G A N A L Y S I S  P R O J E C T M E T A L  Historical NTM FFO and AFFO Multiples Analysis  HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS    Titanium historically traded at an average NTM FFO multiple premium of ~0.8-1.5x relative to SilverTitanium now trades at a ~3.1x relative discount  HISTORICAL NTM AFFO MULTIPLES OVER LAST FIVE YEARS  Historically premium NTM AFFO multiple spread for Titanium has narrowing significantly                                          12.0x8.9x7.4x  10.0x  15.0x  20.0x  25.0x  30.0x        5.0x11/20/14 05/20/15 11/20/15 05/20/16 11/20/16 05/20/17 11/20/17 05/20/18 11/20/18 05/20/19 11/20/19Titanium Silver MAC  Titanium  Silver  NTM FFOM ult. SpreadTi to Silver  Memo: MAC  Current1-Year Avg. 3-Year Avg. 5-Year Avg.  8.9x12.4x14.8x17.2x  12.0x13.5x13.9x15.8x  (3.1x)(1.1x) 0.8x1.5x  7.4x10.3x13.3x15.9x            Titanium  Silver  NTM AFFOM ult. SpreadTi to Silver  Memo: MAC  Current1-Year Avg. 3-Year Avg. 5-Year Avg.  13.9x17.4x19.5x22.5x  13.3x15.0x15.5x17.7x  0.6x2.4x3.9x4.8x  9.0x12.5x16.4x19.6x                                                    13.9x13.3x  9.0x  10.0x  15.0x  20.0x  25.0x  30.0x  5.0x11/20/14 05/20/15 11/20/15 05/20/16 11/20/16 05/20/17 11/20/17 05/20/18 11/20/18 05/20/19 11/20/19    Titanium    Silver    MAC  Source: Company filings, FactSet as of 11/20/2019.  9

   Preliminary Draft Materials – Highly Confidential              C O N F I D E N T I A L  II Preliminary & Illustrative Combination Analysis  P R O J E C T M E T A L

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS

Titanium / Silver Portfolio Side-by-Side Comparison

Portfolio Statistics

	SILVER	TITANIUM	Combined
# of Centers	222	24	246
Pro Rata GLA (000s SF)	149,835	16,299	166,134
Q3 Ending Occupancy (a)	94.7%	92.9%	94.5%
TTM Occupancy Costs (b)	12.7%	12.8%	12.7%
Avg. Lease Term (a)	4.8	7.0	5.0
Operating RE Value	$83,174	$7,847	$91,022
Avg. 10-Mile Population (b)	540k	845k	570k
Avg. 10-Mile HHI (b)	$64k	$69k	$65k
TTM Avg. Sales PSF (a)	$680	$868	$698
ABR PSF (a)(c)	$54.55	$56.03	$54.70
Q3 YTD SS NOI Growth	1.7%	0.3%	1.6%
Top 5 Tenants by GLA	Macy's (12.0%) JCP (5.7%) Dillard's (3.7%) Nordstrom (2.5%) Sears (2.4%)	Macy's (18.8%) Nordstrom (6.6%) Forever 21 (3.9%) Hudson's Bay (3.9%) H&M (3.7%)	Macy's (12.7%) JCP (5.5%) Dillard's (3.6%) Nordstrom (2.9%) Sears (2.3%)

Quality of Assets by Value (GSA)


Klepierre 6%
Other 3%
B Malls 7%
A Malls 50%
Outlets 33%


B Malls 2%
Outlets 21%
A Malls 77%


Other 3%
Klepierre 6%
B Malls 7%
A Malls 53%
Outlets 32%

LAZARD

Source: Company filings, Green Street Advisors as of 11/20/19.
(a) Combined metric weighted by Pro Rata GLA.
(b) Combined metric weighted by ABR.
(c) ABR for Silver reflect performance as of 9/30/19. ABR for Titanium reflects performance for Q3 2019.

10

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS

Preliminary & Illustrative Transaction Analysis: Key Assumptions

- **Analysis based solely on publicly available information and consensus analyst estimates per FactSet**
- **Assumes 75% / 25% mix of cash / stock consideration at $53 per Titanium share**
  - Assumes Silver has sufficient liquidity to execute through $904MM excess cash[(a)] and $6.1Bn availability on line of credit
    - Cash consideration of ~$2.9Bn
    - Equity consideration of ~$942MM excluding the Titanium family rollover (~1.8% pro forma ownership in Silver)
- **Titanium line of credit, term loans and preferred equity are assumed to be refinanced on terms consistent with current economics**
- **Assumes $5MM in reduced PublicCo costs at NewCo**

Illustrative Transaction Sources & Uses – At Titanium 80% Share

Sources

	$	%
Silver Shares Issued to Titanium (~6.4mm)	$942	10.4%
Titanium Family Rollover - NewCo JV	942	10.4%
Titanium Preferred Equity Assumed @ 80.0% Share	290	3.2%
Titanium Debt Assumed @ 80.0% Share	3,901	42.9%
Acquisition Financing	2,004	22.0%
Excess Cash from Silver Balance Sheet	904	9.9%
Cash from Titanium Balance Sheet @ 80.0% Share (b)	113	1.2%
Total Sources	**$9,098**	**100.0%**

Uses

	$	%
Silver Shares to Titanium - Public Shareholders	$823	9.0%
Silver Shares to Titanium - Family	120	1.3%
Titanium Family Rollover - NewCo JV	942	10.4%
Cash Paid to Titanium - Public Shareholders	2,468	27.1%
Cash Paid to Titanium - Family	359	3.9%
Titanium Preferred Equity Assumed @ 80.0% Share	290	3.2%
Titanium Debt Assumed @ 80.0% Share	3,901	42.9%
Transaction Fees (c)	195	2.1%
Total Uses	**$9,098**	**100.0%**

Source: Company filings, FactSet as of 11/20/2019.

(a) Estimated minimum consolidated cash for Silver of $100MM; assumes ~$1.0Bn outstanding pro forma for post-quarter debt paydown by Silver of ~$2.6Bn.

(b) Titanium balance sheet cash is pro forma for ~$315MM of expected net proceeds from the 50% sale of its Asian JVs less the ~$236MM received for Starfield Hanam prior to quarter-end. Excludes estimated ~45% pro rata share of cash from unconsolidated JVs.

(c) Assumes illustrative transaction costs at 2.0% of Titanium TEV.

LAZARD

11

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS

Preliminary & Illustrative Transaction Analysis: Pro Forma Earnings Build

ILLUSTRATIVE FFO PRO FORMA EARNINGS BUILD (AT 80% TITANIUM SHARE)

($ and shares in MMs, expect per share data)	2019E	2020E	2021E
Standalone Silver FFO	**$4,265**	**$4,496**	**$4,681**
Plus: Titanium FFO @ 80% Share	256	267	279
(A) Plus: G&A Synergies @ 80% Share	4	4	4
(B) Less: Incremental Interest Expense on New Debt (a)	(73)	(73)	(73)
Pro Forma Silver FFO	**$4,452**	**$4,695**	**$4,891**
Pro Forma FFO per Share	*$12.37*	*$13.04*	*$13.59*
Pro Forma FFO per Share Accretion / (Dilution) - $ / %	*$0.32 / 2.7%*	*$0.34 / 2.7%*	*$0.37 / 2.8%*
Illustrative Capital Structure Savings			
(C) Plus: Interest Rate Savings on Refinanced Debt @ 80% Share	11	11	11
(D) Plus: Preferred Savings on Refinancing of Pref @ 80% Share	1	1	1
PF Silver FFO Post-Illustrative Capital Structure Savings	**$4,465**	**$4,707**	**$4,904**
PF FFO per Share - Post-Capital Structure Savings	*$12.40*	*$13.08*	*$13.62*
PF FFO per Share - Post-Cap. Structure Acc. / (Dil.) - $ / %	*$0.36 / 3.0%*	*$0.38 / 3.0%*	*$0.40 / 3.0%*
Leverage Neutral Adjustments			
Less: Interest Rate Savings on Refinanced Debt @ 80% Share	(11)	(11)	(11)
Less: Preferred Savings on Refinancing of Pref @ 80% Share	(1)	(1)	(1)
Less: Incremental Interest Expense on New Debt (a)	52	52	52
(E) Plus: Incremental Interest Rate Savings on Debt Paydown	88	88	88
Adjusted Pro Forma Silver FFO	**$4,592**	**$4,835**	**$5,031**
Memo: Silver Shares Issued for Leverage Neutral (b)	*31*	*31*	*31*
Adjusted Pro Forma FFO per Share	*$11.73*	*$12.35*	*$12.86*
Adjusted Pro Forma FFO per Share Acc. / (Dil.) - $ / %	*($0.31)/ (2.6%)*	*($0.35)/ (2.7%)*	*($0.37)/ (2.8%)*

- **(A) $5MM PublicCo cost savings**
- **(B) 2.6% cost of debt consistent with recent $3.5Bn Silver issuance**
- **(C) Titanium's $1.1Bn outstanding on facilities are refinanced at Silver's 2.6% cost of debt**
  - ~123bps spread inside existing Titanium unsecured borrowing cost
- **(D) Titanium preferred refinanced at Silver's cost of preferred**
  - ~47bps spread based on Silver's YTM on its 8.375% Cumulative Preferred
- **(E) $2.5Bn debt paydown to retain existing Silver leverage ratios**
  - 3.5% wtd. avg. rate comprised of (i) Titanium facilities, (ii) Silver mortgage debt maturing in 2019 & 2020 and (iii) Silver Commercial Paper

LAZARD

Source: Company filings, FactSet as of 11/20/2019.
Note: Silver and Titanium FFO figures represent FactSet analyst estimates.
(a) Assumes opportunity cost on forgone cash of 2.0%. Leverage neutral case assumes ~$1.0Bn in excess cash is used in lieu of debt paydown.
(b) Assumes 3.0% discount & underwriting fees on Silver shares as part of ~$4.5Bn equity offering to the public to fund incremental equity.

12

 Preliminary Draft Materials – Highly Confidential              Preliminary & Illustrative Transaction Analysis: 75% Cash / 25% Stock Consideration  I I P R E L I M I N A R Y & I L L U S T R A T I V E C O M B I N A T I O N A N A L Y S I S  P R O J E C T M E T A L              ($ in MMs, except per share)    Current Price    of Interest    Consensus NAV                Implied Purchase Price / Share for 80% Interest in Titanium    $ 32.91  $ 45.00  $ 53.00  $ 65.00  $ 71.15  Premiums Analysis              Premium / (Discount) to Current Titanium Share Price ($32.91)    -  36.7%  61.0%  97.5%  116.2%  Premium / (Discount) to 52-Week Low ($32.91)    -  36.7%  61.0%  97.5%  116.2%  Premium / (Discount) to 30-Day VWAP ($36.13)    (8.9%)  24.6%  46.7%  79.9%  96.9%  Premium / (Discount) to 90-Day VWAP ($38.98)    (15.6%)  15.5%  36.0%  66.8%  82.5%  Premium / (Discount) to 52-Week High ($54.30)    (39.4%)  (17.1%)  (2.4%)  19.7%  31.0%  Premium / (Discount) to Consensus NAV ($71.15)    (53.7%)  (36.8%)  (25.5%)  (8.6%)  -  Pricing & Accretion Analysis              Implied Operating Real Estate Value    $7,847  $8,922  $9,634  $10,701  $11,247  Implied Acquisition Cash Cap Rate (a)    7.3%  6.4%  5.9%  5.3%  5.1%  FFO per Share:2019E Accretion / (Dilution) to Silver ($ / %)    $0.40 / 3.4%  $0.35 / 2.9%  $0.32 / 2.7%  $0.27 / 2.3%  $0.25 / 2.1%  2020E Accretion / (Dilution) to Silver ($ / %)    0.43 / 3.4%  0.38 / 3.0%  0.34 / 2.7%  0.29 / 2.3%  0.26 / 2.1%  2021E Accretion / (Dilution) to Silver ($ / %)    0.46 / 3.5%  0.40 / 3.0%  0.37 / 2.8%  0.31 / 2.4%  0.28 / 2.1%  AFFO per Share:2019E Accretion / (Dilution) to Silver ($ / %)    $0.16 / 1.5%  $0.12 / 1.1%  $0.09 / 0.8%  $0.04 / 0.4%  $0.02 / 0.2%  2020E Accretion / (Dilution) to Silver ($ / %)    0.19 / 1.7%  0.15 / 1.3%  0.12 / 1.0%  0.07 / 0.6%  0.05 / 0.4%  2021E Accretion / (Dilution) to Silver ($ / %)    0.25 / 2.1%  0.20 / 1.7%  0.17 / 1.4%  0.12 / 1.0%  0.09 / 0.8%  Net Asset Value:Consensus NAV Accretion / (Dilution) to Silver ($ / %)    $6.96 / 3.8%  $4.34 / 2.4%  $2.61 / 1.4%  $0.05 / 0.0%  ($1.26)/ (0.7%)  NAV - High-Low Accretion / (Dilution) to Silver ($ / %)    2.63 / 1.3%  (0.08)/ (0.0%)  (1.87)/ (0.9%)  (4.53)/ (2.2%)  (5.89)/ (2.8%)  NAV - Low -High Accretion / (Dilution) to Silver ($ / %)    9.39 / 6.1%  6.88 / 4.5%  5.23 / 3.4%  2.77 / 1.8%  1.51 / 1.0%  Leverage:              Net Debt / Pro Forma LTM Adjusted EBITDA at Share    5.9x  6.0x  6.1x  6.2x  6.3x  Memo: Change vs. In-Place Leverage    0.6x  0.7x  0.8x  0.9x  0.9x      Potential ~$12MM of savings (at 80% share) consistent with Silver’s cost of debt and preferred equity could generate ~$0.03 per share of additional accretion (~27bps improvement)Reduction to Titanium’s 2020E FFO per share of $0.10 would be dilutive by ~$0.02 per share (~16bps)Offer price of ~$94.40 per share results in break-even for Silver on a 2020E FFO basisInitial Expression  Source: Company filings, Green Street Advisors, FactSet as of 11/20/2019.Note: Titanium shareholders receive ~1.8% pro forma ownership in Silver.(a) NTM pro rata cash NOI per Green Street Advisors.  13

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS

Preliminary & Illustrative Transaction Analysis: All-Stock Consideration

- **Offer price of ~$44.70 per share results in break-even for Silver on a 2020E FFO basis**

($ in MMs, except per share)

	Current Price		Initial Expression of Interest		Consensus NAV
Implied Purchase Price / Share for 80% Interest in Titanium	$ 32.91	$ 45.00	$ 53.00	$ 65.00	$ 71.15
Premiums Analysis					
Premium / (Discount) to Current Titanium Share Price ($32.91)	-	36.7%	61.0%	97.5%	116.2%
Premium / (Discount) to 52-Week Low ($32.91)	-	36.7%	61.0%	97.5%	116.2%
Premium / (Discount) to 30-Day VWAP ($36.13)	(8.9%)	24.6%	46.7%	79.9%	96.9%
Premium / (Discount) to 90-Day VWAP ($38.98)	(15.6%)	15.5%	36.0%	66.8%	82.5%
Premium / (Discount) to 52-Week High ($54.30)	(39.4%)	(17.1%)	(2.4%)	19.7%	31.0%
Premium / (Discount) to Consensus NAV ($71.15)	(53.7%)	(36.8%)	(25.5%)	(8.6%)	-
Pricing & Accretion Analysis					
Implied Operating Real Estate Value	$7,847	$8,922	$9,634	$10,701	$11,247
Implied Acquisition Cash Cap Rate (a)	7.3%	6.4%	5.9%	5.3%	5.1%
FFO per Share:					
2019E Accretion / (Dilution) to Silver ($ / %)	$0.19 / 1.6%	$0.00 / 0.0%	($0.12)/ (1.0%)	($0.30)/ (2.5%)	($0.39)/ (3.2%)
2020E Accretion / (Dilution) to Silver ($ / %)	0.19 / 1.5%	(0.01)/ (0.0%)	(0.13)/ (1.1%)	(0.32)/ (2.5%)	(0.42)/ (3.3%)
2021E Accretion / (Dilution) to Silver ($ / %)	0.20 / 1.5%	(0.00)/ (0.0%)	(0.14)/ (1.0%)	(0.33)/ (2.5%)	(0.43)/ (3.3%)
AFFO per Share:					
2019E Accretion / (Dilution) to Silver ($ / %)	($0.01)/ (0.1%)	($0.18)/ (1.6%)	($0.29)/ (2.6%)	($0.45)/ (4.1%)	($0.53)/ (4.8%)
2020E Accretion / (Dilution) to Silver ($ / %)	0.01 / 0.1%	(0.17)/ (1.5%)	(0.28)/ (2.5%)	(0.45)/ (3.9%)	(0.53)/ (4.7%)
2021E Accretion / (Dilution) to Silver ($ / %)	0.04 / 0.4%	(0.14)/ (1.2%)	(0.26)/ (2.2%)	(0.44)/ (3.6%)	(0.52)/ (4.4%)
Net Asset Value:					
Consensus NAV Accretion / (Dilution) to Silver ($ / %)	$5.65 / 3.1%	$2.68 / 1.5%	$0.77 / 0.4%	($2.02)/ (1.1%)	($3.42)/ (1.9%)
NAV - High-Low Accretion / (Dilution) to Silver ($ / %)	0.56 / 0.3%	(2.76)/ (1.3%)	(4.90)/ (2.3%)	(8.03)/ (3.8%)	(9.60)/ (4.6%)
NAV - Low-High Accretion / (Dilution) to Silver ($ / %)	8.94 / 5.9%	6.39 / 4.2%	4.74 / 3.1%	2.33 / 1.5%	1.12 / 0.7%
Leverage:					
Net Debt / Pro Forma LTM Adjusted EBITDA at Share	5.6x	5.6x	5.6x	5.6x	5.7x
Memo: Change vs. In-Place Leverage	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*
Ownership:					
Silver Ownership	95.7%	94.2%	93.3%	91.9%	91.2%
Titanium Ownership	4.3%	5.8%	6.7%	8.1%	8.8%

LAZARD

14

Source: Company filings, Green Street Advisors, FactSet as of 11/20/2019.
(a) NTM pro rata cash NOI per Green Street Advisors.

Preliminary Draft Materials – Highly Confidential

PROJECT METAL | II PRELIMINARY & ILLUSTRATIVE COMBINATION ANALYSIS

Preliminary & Illustrative Transaction Analysis: Leverage Neutral Case

- ~$4.5Bn of additional equity issued for Silver to maintain existing net debt / EBITDA multiple of ~5.4x (at share)

($ in MMs, except per share)

	Current Price		Initial Expression of Interest		Consensus NAV
Implied Purchase Price / Share for 80% Interest in Titanium	$ 32.91	$ 45.00	$ 53.00	$ 65.00	$ 71.15
Premiums Analysis					
Premium / (Discount) to Current Titanium Share Price ($32.91)	-	36.7%	61.0%	97.5%	116.2%
Premium / (Discount) to 52-Week Low ($32.91)	-	36.7%	61.0%	97.5%	116.2%
Premium / (Discount) to 30-Day VWAP ($36.13)	(8.9%)	24.6%	46.7%	79.9%	96.9%
Premium / (Discount) to 90-Day VWAP ($38.98)	(15.6%)	15.5%	36.0%	66.8%	82.5%
Premium / (Discount) to 52-Week High ($54.30)	(39.4%)	(17.1%)	(2.4%)	19.7%	31.0%
Premium / (Discount) to Consensus NAV ($71.15)	(53.7%)	(36.8%)	(25.5%)	(8.6%)	-
Pricing & Accretion Analysis					
Implied Operating Real Estate Value	$7,847	$8,922	$9,634	$10,701	$11,247
Implied Acquisition Cash Cap Rate (a)	7.3%	6.4%	5.9%	5.3%	5.1%
FFO per Share:					
2019E Accretion / (Dilution) to Silver ($ / %)	($0.00)/ (0.0%)	($0.19)/ (1.6%)	($0.31)/ (2.6%)	($0.49)/ (4.1%)	($0.58)/ (4.8%)
2020E Accretion / (Dilution) to Silver ($ / %)	(0.02)/ (0.2%)	(0.22)/ (1.7%)	(0.35)/ (2.7%)	(0.54)/ (4.2%)	(0.63)/ (5.0%)
2021E Accretion / (Dilution) to Silver ($ / %)	(0.03)/ (0.2%)	(0.23)/ (1.8%)	(0.37)/ (2.8%)	(0.56)/ (4.3%)	(0.66)/ (5.0%)
AFFO per Share:					
2019E Accretion / (Dilution) to Silver ($ / %)	($0.16)/ (1.5%)	($0.33)/ (3.0%)	($0.44)/ (4.0%)	($0.60)/ (5.5%)	($0.68)/ (6.2%)
2020E Accretion / (Dilution) to Silver ($ / %)	(0.16)/ (1.4%)	(0.34)/ (2.9%)	(0.45)/ (3.9%)	(0.62)/ (5.4%)	(0.70)/ (6.1%)
2021E Accretion / (Dilution) to Silver ($ / %)	(0.14)/ (1.2%)	(0.33)/ (2.7%)	(0.45)/ (3.7%)	(0.62)/ (5.2%)	(0.71)/ (5.9%)
Net Asset Value:					
Consensus NAV Accretion / (Dilution) to Silver ($ / %)	$4.14 / 2.3%	$1.21 / 0.7%	($0.67)/ (0.4%)	($3.43)/ (1.9%)	($4.81)/ (2.6%)
NAV - High-Low Accretion / (Dilution) to Silver ($ / %)	(1.66)/ (0.8%)	(4.94)/ (2.4%)	(7.06)/ (3.4%)	(10.15)/ (4.8%)	(11.69)/ (5.6%)
NAV - Low-High Accretion / (Dilution) to Silver ($ / %)	8.25 / 5.4%	5.72 / 3.7%	4.09 / 2.7%	1.71 / 1.1%	0.52 / 0.3%
Ownership:					
Silver Ownership	92.8%	91.3%	90.4%	89.0%	88.3%
Titanium Ownership	1.0%	1.4%	1.6%	2.0%	2.1%
Ownership Issued to Public	6.2%	7.3%	8.0%	9.1%	9.6%

Source: *Company filings, Green Street Advisors, FactSet as of 11/20/2019.*
(a) NTM pro rata cash NOI per Green Street Advisors.

LAZARD

15

   Preliminary Draft Materials – Highly Confidential              C O N F I D E N T I A L  Appendix  P R O J E C T M E T A L

 Preliminary Draft Materials – Highly Confidential                A P P E N D I X  Titanium Analyst Estimates & Guidance  P R O J E C T M E T A L  CONSENSUS MEAN FFO / SHARE ESTIMATES OVER TIME(B)  ANALYST COMMENTARY                                      $3.50  $3.60  $3.70  $3.80  $3.90  $4.00  $4.10  $4.20  $4.30  11/20/2019  3/07/2019        6/03/2019 8/27/20192019E 2020E 2021E  $3.76  $3.61  $3.93  TITANIUM – BROKER ESTIMATES  Analyst sentiment relatively negative following Q3 earnings where focus was on negative SSNOI growth and reduced guidanceAnalysts generally positive however about tenant sales growthUnclear how sales growth translates to Titanium earningsGeneral recognition that shares trades at large discount to NAV“Wait-and-see” approach around Asia JV transaction with Blackstone, but generally viewed transaction positively  Current Share Price: $32.91  ($)  Price  Implied FFO/Share FFO Multiple (a) AFFO/Share AFFO Multiple (a)   Est.  Prem./(Disc.)                      Broker  Date  Rating  Target  Return  2019E  2020E  2021E  2019E  2020E  2021E  2019E  2020E  2021E  2019E  2020E  2021E  NAV  to NAV (a)  KeyBanc Capital Markets  9/23/2019  Buy  $ 69.00  110%  $ 3.53  $ 3.80  n/a  9.3x  8.7x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  Deutsche Bank Research  9/20/2019  Hold  59.00  79%  3.46  3.78  n/a  9.5x  8.7x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  BMO Capital Markets  11/15/2019  Hold  50.00  52%  3.71  3.79  n/a  8.9x  8.7x  n/a  2.46  2.52  n/a  13.4x  13.1x  n/a  67.09  (51%)  Evercore ISI  11/18/2019  Hold  46.00  40%  3.54  3.74  n/a  9.3x  8.8x  n/a  2.55  2.59  n/a  12.9x  12.7x  n/a  50.76  (35%)  Mizuho Securities USA  11/15/2019  Hold  43.00  31%  3.56  3.79  n/a  9.2x  8.7x  n/a  2.72  2.82  n/a  12.1x  11.7x  n/a  74.00  (56%)  JP Morgan  10/24/2019  Hold  42.00  28%  3.73  3.84  n/a  8.8x  8.6x  n/a  1.93  2.73  n/a  17.1x  12.1x  n/a  81.93  (60%)  Morgan Stanley  10/4/2019  Hold  41.00  25%  3.72  3.76  4.02  8.8x  8.8x  8.2x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  Scotiabank GBM  11/13/2019  Hold  39.00  19%  3.67  3.68  3.85  9.0x  8.9x  8.6x  2.48  2.52  2.63  13.3x  13.1x  12.5x  72.60  (55%)  Sandler O'Neill & Partners  10/30/2019  Hold  39.00  19%  3.51  3.72  n/a  9.4x  8.8x  n/a  2.04  2.47  n/a  16.1x  13.3x  n/a  68.90  (52%)  Jefferies  11/13/2019  Hold  36.00  9%  3.73  3.80  4.02  8.8x  8.7x  8.2x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  Raymond James  8/19/2019  Hold  n/a  n/a  3.54  3.75  3.99  9.3x  8.8x  8.2x  2.56  2.72  3.00  12.9x  12.1x  11.0x  77.06  (57%)  BTIG  11/18/2019  Hold  n/a  n/a  3.71  3.70  n/a  8.9x  8.9x  n/a  1.94  1.73  n/a  17.0x  19.0x  n/a  76.85  (57%)                                        Mean      $ 46.40  41%  $ 3.62  $ 3.76  $ 3.97  9.1x  8.7x  8.3x  $ 2.33  $ 2.51  $ 2.82  14.3x  13.4x  11.7x  $ 71.15  (53%)  Median      42.50  29%  3.62  3.77  4.00  9.1x  8.7x  8.2x  2.47  2.56  2.82  13.3x  12.9x  11.7x  73.30  (55%)  Green Street Advisors  11/20/2019  Hold  n/a  n/a  $3.68  $3.84  $3.89  8.9x  8.6x  8.5x  $2.35  $2.49  $2.53  14.0x  13.2x  13.0x  $68.91  (52%)  Mean (Incl. GSA)      $ 46.40  41%  $3.62  $3.77  $3.95  9.1x  8.7x  8.3x  $2.34  $2.51  $2.72  14.3x  13.4x  12.2x  $ 70.90  (53%)  Median (Incl. GSA)      42.50  29%  3.67  3.78  3.99  9.0x  8.7x  8.2x  2.46  2.52  2.63  13.4x  13.1x  12.5x  72.60  (55%)  FactSet Consensus Mean (b)(c)      44.69  36%  3.61  3.76  3.93  9.1x  8.7x  8.4x  2.33  2.51  2.82  14.1x  13.1x  11.7x  71.15  (54%)      Source: FactSet, Green Street Advisors as of 11/20/2019.  Multiples and NAV Prem./(Disc.) calculated relative to current share price. FactSet Consensus Mean include anonymous sources.  (a)(b)(c)  FactSet Consensus Implied Return, Multiples and NAV Prem./(Disc.) calculated using per share Consensus Mean metrics relative to current share price.  16

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

APPENDIX

Silver Analyst Estimates & Guidance

SILVER – BROKER ESTIMATES

Current Share Price: $148.23

($)

Broker	Date	Rating	Price Target	Implied Return	FFO/Share 2019E	FFO/Share 2020E	FFO/Share 2021E	FFO Multiple (a) 2019E	FFO Multiple (a) 2020E	FFO Multiple (a) 2021E	AFFO/Share 2019E	AFFO/Share 2020E	AFFO/Share 2021E	AFFO Multiple (a) 2019E	AFFO Multiple (a) 2020E	AFFO Multiple (a) 2021E	Est. NAV	Prem./(Disc.) to NAV (a)
BTIG	11/18/2019	Buy	$ 218.00	47%	n/a	$ 12.66	n/a	n/a	11.7x	n/a	$ 11.50	$ 11.80	n/a	12.9x	12.6x	n/a	$ 210.32	(30%)
Barclays	10/17/2019	Buy	218.00	47%	12.07	12.75	13.35	12.3x	11.6x	11.1x	11.22	11.45	11.86	13.2x	12.9x	12.5x	n/a	n/a
Wells Fargo Securities	11/13/2019	Buy	198.00	34%	12.04	12.64	n/a	12.3x	11.7x	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Deutsche Bank Research	9/19/2019	Hold	190.00	28%	12.08	12.70	n/a	12.3x	11.7x	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Morningstar Equity Research	10/30/2019	Overweight	189.00	28%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Jefferies	11/13/2019	Buy	181.00	22%	12.05	12.70	13.21	12.3x	11.7x	11.2x	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Sandler O'Neill & Partners	10/30/2019	Buy	180.00	21%	12.03	12.81	n/a	12.3x	11.6x	n/a	10.79	11.60	n/a	13.7x	12.8x	n/a	178.10	(17%)
Raymond James	8/19/2019	Overweight	175.00	18%	n/a	12.78	13.18	n/a	11.6x	11.2x	11.12	11.62	12.00	13.3x	12.8x	12.4x	206.37	(28%)
BMO Capital Markets	11/15/2019	Buy	174.00	17%	n/a	12.63	n/a	n/a	11.7x	n/a	10.68	11.13	n/a	13.9x	13.3x	n/a	177.75	(17%)
Evercore ISI	11/18/2019	Buy	170.00	15%	12.03	12.67	n/a	12.3x	11.7x	n/a	10.78	10.91	n/a	13.8x	13.6x	n/a	152.67	(3%)
JP Morgan	11/15/2019	Buy	170.00	15%	12.04	12.56	13.06	12.3x	11.8x	11.3x	10.84	10.70	11.20	13.7x	13.9x	13.2x	178.57	(17%)
RBC Capital Markets	10/17/2019	Hold	163.00	10%	12.05	12.71	13.25	12.3x	11.7x	11.2x	10.78	11.38	11.90	13.8x	13.0x	12.5x	168.56	(12%)
Mizuho Securities USA	11/15/2019	Hold	162.00	9%	n/a	12.75	n/a	n/a	11.6x	n/a	10.94	11.20	n/a	13.5x	13.2x	n/a	182.00	(19%)
Scotiabank GBM	11/13/2019	Hold	161.00	9%	12.03	12.73	13.33	12.3x	11.6x	11.1x	10.93	11.61	12.18	13.6x	12.8x	12.2x	188.51	(21%)
Stifel Nicolaus	11/13/2019	Hold	160.00	8%	12.04	12.66	13.08	12.3x	11.7x	11.3x	11.01	11.68	12.37	13.5x	12.7x	12.0x	166.25	(11%)
SunTrust Robinson Humphrey	8/21/2019	Hold	160.00	8%	n/a	12.67	13.13	n/a	11.7x	11.3x	10.97	11.56	12.01	13.5x	12.8x	12.3x	194.66	(24%)
Morgan Stanley	11/18/2019	Hold	157.00	6%	12.06	12.55	12.99	12.3x	11.8x	11.4x	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Argus Research	8/16/2019	Buy	n/a	n/a	n/a	12.80	n/a	n/a	11.6x	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Mean			$ 178.00	20%	$ 12.05	$ 12.69	$ 13.18	12.3x	11.7x	11.3x	$ 10.96	$ 11.39	$ 11.93	13.5x	13.0x	12.4x	$ 182.16	(18%)
Median			174.00	17%	12.04	12.70	13.18	12.3x	11.7x	11.2x	10.93	11.51	12.00	13.6x	12.9x	12.4x	178.57	(17%)
Green Street Advisors	11/20/2019	Buy	n/a	n/a	$12.37	$12.76	$13.15	12.0x	11.6x	11.3x	$9.50	$9.79	$10.07	15.6x	15.1x	14.7x	$ 169.58	(13%)
Mean (Incl. GSA)			$ 178.00	20%	$12.07	$12.70	$13.17	12.3x	11.7x	11.3x	$10.85	$11.26	$11.70	13.7x	13.2x	12.7x	$ 181.11	(18%)
Median (Incl. GSA)			174.00	17%	12.04	12.70	13.17	12.3x	11.7x	11.3x	10.93	11.45	11.95	13.6x	12.9x	12.4x	178.34	(17%)
FactSet Consensus Mean (b)(c)			177.63	20%	12.05	12.70	13.22	12.3x	11.7x	11.2x	10.96	11.39	11.93	13.5x	13.0x	12.4x	182.16	(19%)

CONSENSUS MEAN FFO / SHARE ESTIMATES OVER TIME[(B)]


$13.80
$13.60
$13.40
$13.20
$13.00
$12.80
$12.60
$12.40
$12.20
$12.00
$11.80
3/07/2019
6/03/2019
8/27/2019
11/20/2019
$13.22
$12.70
$12.05
2019E
2020E
2021E

ANALYST COMMENTARY

- Analysts responded positively to Q3 earnings with some FFO/share misses
- Analysts note positive SSNOI growth in line with expectations and credit to the company's balance sheet management
- Potential upside in development and the transition to smaller, but higher paying tenants
  - Not expected to make a meaningful impact over short to medium term earnings

Source: FactSet, Green Street Advisors as of 11/20/2019.
(a) Multiples and NAV Prem./(Disc.) calculated relative to current share price.
(b) FactSet Consensus Mean include anonymous sources.
(c) FactSet Consensus Implied Return, Multiples and NAV Prem./(Disc.) calculated using per share Consensus Mean metrics relative to current share price.

LAZARD

17

Preliminary Draft Materials – Highly Confidential

PROJECT METAL APPENDIX

Case Study: The Gardens Mall Acquisition

Titanium announced on 4/30/19 that it had acquired a minority interest in The Gardens Mall in Palm Beach Gardens, FL

TRANSACTION OVERVIEW

- **Titanium acquired a 48.5% interest in exchange for 1.5MM Titanium OP units and the assumption of $95MM of debt at share**
  - Implied 4.98% cap rate based on a $83 per unit value ascribed at closing
  - Implied cap rate of 6.10% based on a $53 per share market price of Titanium at closing
- **Off market, non-cash transaction with members of the Cohen Family**
  - Forbes family retained its existing ownership stake in the mall

MALL OVERVIEW

- **Premier retail asset in Palm Beach market**
- **Originally constructed in 1988 and refurbished in 2005**
- **Only full-price mall in the North Palm Beach County market with moderate to luxury price points**
  - 1.4MM total GLA / 460K in-line GLA
  - A+ property grade from GSA with $957 in-line sales PSF

VALUATION

The Gardens Mall Analysis		Ti Share	100%
Ownership Share		48.5%	100.0%
Net Operating Income		$12.3	$25.4
Mortgage Debt		$94.6	$195.0
Interest Rate		*6.8%*	*6.8%*
Purchase Acct. Adjustment		*$27.6*	*$56.9*
Adjusted Interest Rate		*4.2%*	*4.2%*
OP Units Issued	**1,500**		
	Deal Value	**Ti $ @ Close**	**Ti $ Current**
Illustrative Ti Unit Price	$83.00	$53.00	$33.75
Equity Value	$124.5	$79.5	$50.6
Change in Equity Value		*($45.0)*	*($28.9)*
Gross Asset Value	$219.1	$174.1	$145.2
Implied Cap Rate	**5.61%**	**7.06%**	**8.47%**
Adj. Gross Asset Value	$246.7	$201.7	$172.8
Adj. Implied Cap Rate	**4.98%**	**6.10%**	**7.12%**
FFO Multiple	*15.0x*	*9.6x*	*6.1x*


CHANEL





LAZARD 18

Source: Company filings, press releases.